EXHIBIT 32

         In connection with the Quarterly Report of ONTV, Inc. (the "Company") on Form 10-QSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), Daniel M. Fasano, the Chief Executive and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
         Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



February 22, 2005                      By:  /s/ Daniel M. Fasano
                                            ----------------------------------
                                            Daniel M. Fasano, Chief Executive
                                            and Chief Financial Officer